Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

For immediate release

30 April 2010

Recommended Cash Acquisition

by Aether Ios Limited

of Climate Exchange plc

Summary

●	The Boards of IntercontinentalExchange, Inc. (“ICE”) and Climate Exchange plc (“Climate Exchange”) are pleased to announce that they have reached agreement on the terms of the unanimously recommended acquisition by Aether Ios Limited (“Bidco”), a wholly-owned subsidiary of ICE, of the entire issued and to be issued share capital of Climate Exchange (the “Acquisition”).

●	Under the terms of the Acquisition, Climate Exchange Shareholders will receive 750 pence in cash for each Climate Exchange Share (the “Offer Price”) held at the Scheme Record Time, valuing the entire existing issued and to be issued share capital of Climate Exchange at approximately £395 million.

●	The Acquisition represents a premium of approximately:

● 56.9 per cent. to the closing price of 478.0 pence per Climate Exchange Share on 29 April 2010, being the last dealing day prior to the date of this announcement;

●
56.5 per cent. to the average closing price of 479.3 pence per Climate Exchange Share for the one month period up to and including 29 April 2010, being the last dealing day prior to the date of this announcement; and

●
44.3 per cent. to the average closing price of 519.6 pence per Climate Exchange Share for the three month period up to and including 29 April 2010, being the last dealing day prior to the date of this announcement.

●	The Offer Price has been determined on the basis that no final dividend in respect of the share capital of Climate Exchange will be paid by Climate Exchange in respect of the year ended 31 December 2009.

●	It is intended that the Acquisition be implemented by way of a scheme of arrangement under section 152 of the Isle of Man Companies Act. It is expected that the Scheme Document will be posted no later than 28 May 2010 and that the Scheme will become effective and the Acquisition completed by the end of July 2010, subject to the satisfaction or (if applicable) waiver of all relevant conditions.

●	The Directors of Climate Exchange, who have been so advised by J.P. Morgan Cazenove and Kinmont, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Directors of Climate Exchange, J.P. Morgan Cazenove and Kinmont have taken into account the commercial assessments of the Directors of Climate Exchange. Accordingly, the Directors of Climate Exchange will unanimously recommend that Climate Exchange Shareholders vote in favour of the resolutions to be proposed to Climate Exchange Shareholders at the Court Meeting and the Climate Exchange EGM.

●	Bidco has received irrevocable undertakings from the Directors of Climate Exchange to vote in favour of the Scheme (or, if applicable, to accept the Offer) in respect of their own beneficial shareholdings, which amount, in aggregate, to 9,026,583 Climate Exchange Shares (representing approximately 19.0 per cent. of Climate Exchange’s entire existing issued share capital). The undertakings from the Directors of Climate Exchange will continue to be binding even in the event of a higher competing offer for Climate Exchange being announced.

●	Bidco has received a further irrevocable undertaking from Climate Exchange’s largest shareholder, Invesco Asset Management Limited (“Invesco”), to vote in favour of the Scheme (or, if applicable, to accept the Offer) in respect of its own beneficial shareholding, which amounts, in aggregate, to 14,160,996 Climate Exchange Shares (representing approximately 29.8 per cent. of Climate Exchange’s entire existing issued share capital).

●	Bidco has therefore received irrevocable undertakings with respect to 23,187,579 Climate Exchange Shares (representing approximately 48.7 per cent. of Climate Exchange’s entire existing issued share capital). Together with ICE’s holding of 2,277,034 Climate Exchange Shares (representing approximately 4.8 per cent. of Climate Exchange’s entire existing issued share capital), this represents approximately 53.5 per cent. of the entire existing issued share capital of Climate Exchange. Further details of these irrevocable undertakings, including the circumstances in which they will fall away, are set out in paragraph 13 of the following announcement and in Appendix 4.

●	The Acquisition of Climate Exchange represents an attractive strategic opportunity to combine two companies with complementary businesses and strengths and to enhance the competitiveness of the respective businesses. ICE and its affiliates already provide Climate Exchange and its affiliates with technology and clearing services and share in the revenue generated by Climate Exchange with respect to the trading and clearing of emissions contracts. The combined business will create an industry leading global carbon derivatives exchange and a single trading platform for environmental contracts worldwide, with a single clearing entity.

Commenting on the Acquisition, Jeffrey C. Sprecher, Chairman and CEO of ICE, said:

“The combination of Climate Exchange’s emissions markets and ICE’s futures and over-the-counter energy markets is an important and logical strategic combination for our customers and shareholders, and clearly an exciting opportunity for ICE to grow and further diversify our revenues.  ICE has been a partner with Climate Exchange and Dr. Sandor since 2003, and we have worked together toward the development and expansion of the emissions markets.  The leadership that Climate Exchange has shown in establishing market standards in Europe, and increasingly the U.S. and Asia, has driven its success, and we see continued growth opportunities within these nascent markets globally”.

Commenting on the Acquisition, Dr. Richard Sandor, Chairman of Climate Exchange, said:

“The development of our company from initial concept to its leadership role in global environmental markets is a tribute to the vision and efforts of our entire team. We believe that a combination with ICE makes strategic sense and look forward to addressing continued opportunities together. ICE has committed to further developing the Climate Exchange businesses and building on our joint track record of innovation and success to the benefit of our customers across futures and over-the-counter markets in Europe, Asia and the U.S.”.

The Acquisition and the Scheme will be subject to the conditions and further terms set out in the following announcement (including those in Appendix 1) and the terms and conditions set out in the Scheme Document when issued.  Appendix 2 contains definitions of certain terms used in this summary and in the following announcement.  Appendix 3 contains the sources of certain information and bases of certain calculations contained in this summary and in the following announcement. Appendix 4 contains details of the irrevocable undertakings over Climate Exchange Shares received by Bidco.

This summary should be read in conjunction with, and is subject to, the full text of the following announcement (including the Appendices).

Enquiries:

ICE

Kelly Loeffler,
Vice President, Investor Relations & Corporate Communications	+1 770 857 4726

Sarah Stashak,
Director, Investor & Public Relations	+1 770 857 0340

Morgan Stanley

Brian Healy	+1 212 761 4000

Christian Lown

Matthew Jarman	+44 20 7425 8000

Rosie Bailey

Climate Exchange

Helen Crook	+44 20 7382 7800

J.P. Morgan Cazenove (Financial Adviser and Joint Broker)

Barry Weir	+44 20 7588 2828

Jeremy Capstick	+44 20 7742 4000

Kinmont (Financial Adviser)

John O'Malley	+44 20 7087 9100

Matt Stoate

Fox-Pitt Kelton Limited (NOMAD and Joint Broker)

Jonny Franklin-Adams	+44 20 3037 5231

Simon Law

Haggie Financial

Peter Rigby	+44 207 417 8989

Alex Parry

This announcement does not constitute an offer or invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction.  The full terms and conditions of the Acquisition (including the Scheme) will be set out in the Scheme Document.  Climate Exchange Shareholders are advised to read carefully and in its entirety the Scheme Document in relation to the Acquisition, once it has been issued, before making any decision with respect to the Acquisition.

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom and the Isle of Man may be restricted by the law of those jurisdictions and therefore any persons in such jurisdictions into whose possession this document comes should inform themselves about and observe any such restrictions.  Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.

Morgan Stanley is acting as exclusive financial adviser to ICE and Bidco and no one else in connection with the Acquisition and will not be responsible to anyone other than ICE and Bidco for providing the protections afforded to clients of Morgan Stanley nor for providing advice in relation to the Acquisition or any matter referred to herein.

J.P. Morgan plc, which conducts its UK investment banking businesses as J.P. Morgan Cazenove and is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for Climate Exchange and for no one else in connection with the Acquisition and will not be responsible to anyone other than Climate Exchange for providing the protections afforded to clients of J.P. Morgan plc nor for providing advice in relation to the Acquisition or any matter referred to herein.

Kinmont, which is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for Climate Exchange and for no one else in connection with the Acquisition and will not be responsible to anyone other than Climate Exchange for providing the protections afforded to clients of Kinmont nor for providing advice in relation to the Acquisition or any matter referred to herein.

Fox-Pitt, Kelton, which is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for Climate Exchange and for no one else in connection with the Acquisition and will not be responsible to anyone other than Climate Exchange for providing the protections afforded to clients of Fox-Pitt, Kelton, nor for providing advice in relation to the Acquisition or any matter referred to herein

This announcement has been prepared for the purposes of complying with English law, Isle of Man law, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws and regulations of any jurisdiction outside the United Kingdom and the Isle of Man.

Forward-Looking Statements

This announcement contains certain statements that are or may be forward-looking.  These statements typically contain words such as “intends”, “expects”, “anticipates”, “estimates” and words of similar import.  By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future.  There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements.  These factors include, but are not limited to, factors identified elsewhere in this announcement as well as the following possibilities: future revenues are lower than expected; costs or difficulties relating to the integration of the business of ICE and Climate Exchange, or of other future acquisitions, are greater than expected; expected cost savings from the transaction or from other future acquisitions are not fully realised or realised within the expected time frame; competitive pressures in the industry increase; general economic conditions or conditions affecting the relevant industries, whether internationally or in the place ICE and Climate Exchange do business, are less favourable than expected; and/or conditions in the securities market are less favourable than expected.

Disclosure Requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.  An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any paper offeror(s).  An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified.  Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8.  A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified.  If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Publication on websites

A copy of this announcement will be available on ICE’s website at www.theice.com by no later than 12 noon London time on 1 May 2010.

A copy of this announcement will be made available on Climate Exchange’s website at www.climateexchangeplc.com by no later than 12 noon London time on 1 May 2010.

Rule 2.10 Disclosure

In accordance with Rule 2.10 of the Code, Climate Exchange confirms that on the date of this announcement it has 47,592,023 shares in issue of £0.01 each.  There are also 516,054 unlisted warrants over Climate Exchange Shares outstanding.  The International Securities Identification Number (“ISIN”) for the Climate Exchange Shares is GB0033551168. The ISIN for the Climate Exchange Share represented by the Climate Exchange American Depositary Receipts (“Climate Exchange ADRs”) is US1871721015. Every 2 Climate Exchange ADRs represent 1 Climate Exchange Share.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF THAT JURISDICTION

For immediate release

30 April 2010

Recommended Cash Acquisition

by Aether Ios Limited

of Climate Exchange plc

1.	Introduction

The Boards of ICE and Climate Exchange are pleased to announce that they have reached agreement on the terms of a unanimously recommended Acquisition by Bidco, a wholly-owned subsidiary of ICE, of the entire issued and to be issued share capital of Climate Exchange.

2.	The Offer

It is intended that the Acquisition be implemented by way of a scheme of arrangement under section 152 of the Isle of Man Companies Act.  The Scheme, which will be subject to the conditions and further terms set out in Appendix 1 and which will be further detailed in the Scheme Document, will be made on the following basis:

            for each Climate Exchange Share          750 pence in cash

The consideration to be received under the Acquisition represents a premium of approximately:

●	56.9 per cent. to the closing price of 478.0 pence per Climate Exchange Share on 29 April 2010, being the last dealing day prior to the date of this announcement;

●
56.5 per cent. to the average closing price of 479.3 pence per Climate Exchange Share for the one month period up to and including 29 April 2010, being the last dealing day prior to the date of this announcement; and

●
44.3 per cent. to the average closing price of 519.6 pence per Climate Exchange Share for the three month period up to and including 29 April 2010, being the last dealing day prior to the date of this announcement.

Climate Exchange Shares will be acquired by Bidco fully paid and free from all liens, equitable interests, charges, encumbrances, pre-emption rights and other third party interests and rights of any nature whatsoever and together with all rights now or hereafter attaching to them, including the right to receive and retain all dividends and other distributions declared, made or paid after the date of this announcement.

3.	Recommendation of the Directors of Climate Exchange

The Directors of Climate Exchange, who have been so advised by J.P. Morgan Cazenove and Kinmont, consider the terms of the Acquisition to be fair and reasonable. In providing advice to the Directors of Climate Exchange, J.P. Morgan Cazenove and Kinmont have taken into account the commercial assessments of the Directors of Climate Exchange.

Accordingly, the Directors of Climate Exchange will unanimously recommend that Climate Exchange Shareholders vote in favour of the resolutions to be proposed to Climate Exchange Shareholders at the Court Meeting and the Climate Exchange EGM.

4.	Background to and reasons for the recommendation by the Directors of Climate Exchange

Climate Exchange has successfully pursued a strategy to become a world leading exchange for trading emissions and environmental contracts.  In the largest environmental markets in the world, Climate Exchange transacts in a significant proportion of such business.  In Europe, the EU Emission Trading System (“EU ETS”) is the world’s largest and most developed emissions cap and trade system and Climate Exchange is a market leader in this segment of the derivatives market in which transaction volumes are continuing to rise rapidly with 2010 volumes 15.6 per cent. ahead of 2009 (year to date).  In the US, Climate Exchange has a significant share in all the main emissions contracts currently in force, including Sulphur Oxide (“SOx”), Nitrogen Oxide (“NOx”) and the state level Greenhouse Gas (“GHG”) programmes of the Regional Greenhouse Gas Initiative (“RGGI”) and California Climate Action Registry (“CCAR”).

The Board believes the future growth of Climate Exchange will be driven by the switch in the EU ETS initial distribution mechanism from central government allocation to 100 per cent. auctioning.  This is expected to generate a material increase in the underlying price risk exposure for industries within EU ETS and, as a consequence, potentially lead to a material increase in demand for hedging products and strategies.  In the US, the key growth drivers are expected to be resolutions on federal level legislative programmes, including a nationwide cap and trade system for GHGs, as well as clarity on the existing SOx and NOx programmes.  In addition, Climate Exchange has interests in other countries where environmental markets are being developed and which may develop to material scale including China in particular.

As Climate Exchange’s key products or offerings have expanded and developed, certain aspects of its original strategy have been confirmed and the needs of its customers in the marketplace have been understood.  Climate Exchange’s customers have made it clear that they see benefits in a single trading platform for environmental contracts worldwide and for this platform also to provide a wider offering of contracts.  Equally, a single clearing entity for Climate Exchange customers is expected to bring customer benefits in terms of netting, cross margining and ease of use.

The offer from ICE, valuing Climate Exchange at 750p per share, represents a premium of 56.9 per cent. to the closing price of 478 pence per Climate Exchange Share on 29 April 2010, the last trading day prior to the date of this announcement.  While the Board is confident that the US will ultimately adopt a mandatory emissions trading system, it accepts that there is uncertainty regarding the timing of the implementation of such legislation.  Similarly there is also an additional level of uncertainty regarding the implementation of an international basis for the post-Kyoto era.  Climate Exchange faces a number of risks alongside the opportunities described above and considers that a larger organisation with a broader portfolio of trading contracts is a more appropriate owner of the business. Against this background, the Directors of Climate Exchange consider the terms of the Acquisition to be fair and reasonable, providing shareholders with certainty and the opportunity to realise, in cash, their investment in Climate Exchange.

5.	Strategic rationale for the Acquisition

The Board and management of ICE believe that the Acquisition of Climate Exchange represents an attractive strategic opportunity to combine two companies with complementary businesses and strengths and to enhance the competitiveness of the respective businesses.  ICE, through its wholly-owned subsidiary, IntercontinentalExchange Holdings, acquired 2,277,034 Climate Exchange Shares (representing approximately 4.8 per cent. of Climate Exchange’s entire existing issued share capital) on 22 June 2009 for a price of 645 pence per Climate Exchange Share.  The Board and management of ICE have determined that the Acquisition is consistent with the strategic plans of ICE to expand its product offerings and diversify its class of commodities.  The transaction is expected to be accretive to earnings in 2011 and slightly dilutive to earnings for the balance of the current year following an anticipated closing at the end of July 2010.1

ICE and its affiliates currently have multiple contracts in place with Climate Exchange and its affiliates to provide technology and clearing services, including a cooperation and licensing agreement whereby ICE provides an electronic trading platform and clearing to European Climate Exchange (“ECX”) for European emissions trading, a licensing technology agreement whereby ICE provides an electronic trading platform to Chicago Climate Exchange (“CCX”) for U.S. emissions trading and a clearing services agreement whereby ICE provides clearing for CCX’s U.S. emissions trading.  Pursuant to these contracts, ICE charges fees to Climate Exchange for the services provided and shares in the revenue generated by Climate Exchange with respect to the trading and clearing of emissions contracts.

ICE identified a number of factors that it believes support engaging in the Acquisition and would contribute to the success and the future performance of the combined companies, including:

(a)	the combination of Climate Exchange and ICE would create an industry leading global carbon derivatives exchange;

(b)	the Acquisition would allow ICE to expand its offerings for market participants;

(c)	the Acquisition provides opportunities for cost savings by eliminating duplicate activities;

(d)	the current environment in the global derivatives industry, including the trend of consolidation and increased competition;

(e)	ICE’s ability to leverage its scalable business model; and

(f)	the fact that ICE has greater financial, operational and technical resources to develop innovative new products for Climate Exchange’s customers.

6.	Information on Climate Exchange

Climate Exchange is a holding company whose subsidiaries are principally engaged in owning, operating and developing exchanges to facilitate trading in environmental financial instruments, including emissions reduction credits in both voluntary and mandatory markets.  Climate Exchange is a leader in the development of traded emissions markets.  Its three core operating businesses are ECX, which operates an exchange that focuses on compliance certificates for the mandatory EU ETS, CCX, which operates the voluntary, but contractually binding cap and trade system for greenhouse gas emissions reductions and the Chicago Climate Futures Exchange (“CCFE”), a regulated exchange in the United States with a portfolio of environmental futures contracts.

1
Nothing in this announcement is intended to be a profit forecast and the statements in this announcement should not be interpreted to mean that the earnings per share of ICE common stock for the current or future financial periods will necessarily be greater or lower than those for the relevant preceding financial period.

7.	Information on ICE

ICE, which is listed on the New York Stock Exchange under the symbol ICE, is a leading operator of regulated global futures exchanges and over-the-counter markets for agricultural, credit, currency, emissions, energy and equity index contracts.  ICE Futures Europe hosts trade in half of the world’s crude and refined oil futures.  ICE Futures U.S. and ICE Futures Canada list agricultural, currencies and Russell Index markets.  ICE is also a leading operator of central clearing services for the futures and over-the-counter markets, with five regulated clearing houses across North America and Europe.  ICE serves customers in more than 55 countries.

8.	Financing of the Acquisition

In relation to the cash consideration payable by Bidco under the terms of the Acquisition, $220 million has been drawn from ICE’s existing credit facilities and the remainder will be funded from its existing cash resources.

Morgan Stanley & Co. Limited, an affiliate of Morgan Stanley, is satisfied that sufficient financial resources are available to Bidco to satisfy in full the cash consideration payable under the terms of the Acquisition.

9.	Climate Exchange Share Schemes

The Acquisition will affect share options and incentive awards granted under the Climate Exchange Share Schemes.  An appropriate offer or proposal will be made in due course to participants in the Climate Exchange Share Schemes.  Details of that offer or proposal will be set out in the Scheme Document and in separate letters to be sent to participants in the Climate Exchange Share Schemes.

10.	Climate Exchange Group Warrants

The Acquisition will affect warrants issued by members of the Climate Exchange Group.  An appropriate offer or proposal will be made in due course to those warrant holders who have the right to be issued shares in Climate Exchange in connection with the completion of the Acquisition.  Details of that offer or proposal will be set out in the Scheme Document and in separate letters to be sent to such warrant holders.

11.	Management and employees

Dr. Richard Sandor, the current Chairman of Climate Exchange, has agreed in principle to enter into an employment agreement with ICE, which will become effective upon completion of the Acquisition and under which Dr. Sandor will be appointed as Chairman Emeritus of Climate Initiatives.

The combination of two companies with complementary businesses is likely to provide for opportunities to achieve synergies with respect to costs and expenses and, in assessing the terms of the Acquisition, ICE has made certain assumptions in relation to such synergies.  Further details with respect to the effects of the implementation of the Acquisition on employment and the locations of Climate Exchange’s places of business will be provided in the Scheme Document.

ICE confirms that the existing employment rights, including pension rights, of the management and employees of Climate Exchange will be fully safeguarded.

12.	Implementation agreement

Climate Exchange and Bidco have entered into an implementation agreement (the “Implementation Agreement”) which provides, inter alia, for the implementation of the Scheme and contains certain assurances and confirmations between the parties, including with respect to the implementation of the Scheme and regarding the conduct of the business of Climate Exchange in the period prior to the Effective Date.  Climate Exchange has also undertaken not to solicit any other potential alternative offers.

13.	Irrevocable undertakings

Bidco has received irrevocable undertakings from the Directors of Climate Exchange to vote in favour of the resolutions to be proposed to Climate Exchange Shareholders at the Court Meeting and the Climate Exchange EGM in respect of their own beneficial shareholdings, which amount, in aggregate, to 9,026,583 Climate Exchange Shares (representing approximately 19.0 per cent. of Climate Exchange’s entire existing issued share capital).

Bidco has received a further irrevocable undertaking from Climate Exchange’s largest shareholder, Invesco, to vote in favour of the resolutions to be proposed to Climate Exchange Shareholders at the Court Meeting and the Climate Exchange EGM in respect of its own beneficial shareholding, which amounts, in aggregate, to 14,160,996 Climate Exchange Shares (representing approximately 29.8 per cent. of Climate Exchange’s entire existing issued share capital).

Bidco has therefore received irrevocable undertakings with respect to 23,187,579 Climate Exchange Shares (representing approximately 48.7 per cent. of Climate Exchange’s entire existing issued share capital).  Together with ICE’s holding of 2,277,034 Climate Exchange Shares (representing approximately 4.8 per cent. of Climate Exchange’s entire existing issued share capital), this represents approximately 53.5 per cent. of the entire existing issued share capital of Climate Exchange.

Further details of these irrevocable undertakings, including the circumstances in which they will fall away, are set out in Appendix 4 and will also be set out in Bidco’s Opening Position Disclosure.

In the event that Bidco elects to effect the Acquisition by means of an Offer, the undertakings provide that they will apply to acceptances of such Offer.

14.	Confirmation regarding Opening Position Disclosure

ICE confirms that it is on the date of this announcement making an Opening Position Disclosure, which discloses the details required to be disclosed by it under Rule 8.1(a) of the Code.

15.	Structure of the Scheme

Under the Scheme, each Climate Exchange Share will be transferred to Bidco.  In consideration for the transfer of their shares in Climate Exchange, Climate Exchange Shareholders will receive consideration under the terms of the Acquisition as outlined above.  On the Scheme becoming effective, Climate Exchange will be a wholly-owned subsidiary of Bidco, operating under Climate Exchange’s respective brand names.

The Acquisition and the Scheme will be subject to the conditions set out in Appendix 1, including the sanction of the Scheme by the Court and satisfaction of certain regulatory conditions.

To become effective, the Scheme requires, amongst other things, the approval of a majority in number of Climate Exchange Shareholders present and voting in person or by proxy at the Court Meeting, representing not less than 75 per cent. in value of the Climate Exchange Shares held by such Climate Exchange Shareholders, together with the sanction of the Court.  The Climate Exchange Shares held by ICE will not be voted on any resolution put to Climate Exchange Shareholders to approve or to give effect to the Scheme.

In addition to the Court Meeting, the Climate Exchange EGM will be convened.  This meeting will be held directly after the Court Meeting.

The Scheme will only become effective upon delivery of an office copy of the Court Order to the Financial Supervision Commission for registration.  Upon the Scheme becoming effective, it will be binding on all Climate Exchange Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the Climate Exchange EGM.

16.	Overseas Shareholders

The implications of the Scheme and the Acquisition for persons not resident in the United Kingdom or the Isle of Man may be affected by the laws of other relevant jurisdictions.  Any persons who are subject to the laws of any jurisdiction other than the United Kingdom or the Isle of Man should inform themselves about and observe any applicable requirements.  Further details in relation to overseas shareholders will be set out in the Scheme Document.  If you are in any doubt about your position, you should consult your own professional adviser in the relevant territory.

17.	General

It is expected that the formal Scheme Document setting out the details of the Acquisition will be posted to Climate Exchange Shareholders and, for information only, to holders of options under the Climate Exchange Share Schemes and holders of warrants no later than 28 May 2010.  It is expected that the Scheme will become effective and the Acquisition completed by the end of July 2010, subject to the satisfaction or (if applicable) waiver of all relevant conditions.

The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the Climate Exchange EGM and the expected timetable, and will specify the necessary action to be taken by Climate Exchange Shareholders.

Prior to (and conditional on) the Scheme becoming effective, Bidco intends to procure that Climate Exchange will make an application for the cancellation of trading of the Climate Exchange Shares on AIM on the Effective Date.  Following the Effective Date, Bidco intends to procure that Climate Exchange is re-registered as a limited company under the Isle of Man Companies Act 2006.

On the Effective Date, share certificates in respect of the Climate Exchange Shares will cease to be valid and entitlements to Climate Exchange Shares held within the CREST system will be cancelled.

The Acquisition and the Scheme will be subject to the conditions and further terms set out in this announcement (including those in Appendix 1) and the terms and conditions set out in the Scheme Document when issued.  Appendix 2 contains definitions of certain terms used in this announcement.  Appendix 3 contains the sources of certain information and bases of certain calculations contained in this announcement.  Appendix 4 contains details of the irrevocable undertakings over Climate Exchange Shares received by ICE.

This announcement does not constitute an offer or invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction.  The full terms and conditions of the Acquisition (including the Scheme) will be set out in the Scheme Document.  Climate Exchange Shareholders are advised to read carefully and in its entirety the Scheme Document in relation to the Acquisition, once it has been issued, before making any decision with respect to the Acquisition.

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom and the Isle of Man may be restricted by the law of those jurisdictions and therefore any persons in such jurisdictions into whose possession this document comes should inform themselves about and observe any such restrictions.  Failure to comply with any such restrictions may constitute a violation of the securities laws of any such jurisdiction.

Morgan Stanley is acting as exclusive financial adviser to ICE and Bidco and no one else in connection with the Acquisition and will not be responsible to anyone other than ICE and Bidco for providing the protections afforded to clients of Morgan Stanley nor for providing advice in relation to the Acquisition or any matter referred to herein.

J.P. Morgan plc, which conducts its UK investment banking businesses as J.P. Morgan Cazenove and is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for Climate Exchange and for no one else in connection with the Acquisition and will not be responsible to anyone other than Climate Exchange for providing the protections afforded to clients of J.P. Morgan plc nor for providing advice in relation to the Acquisition or any matter referred to herein.

Kinmont, which is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for Climate Exchange and for no one else in connection with the Acquisition and will not be responsible to anyone other than Climate Exchange for providing the protections afforded to clients of Kinmont nor for providing advice in relation to the Acquisition or any matter referred to herein.

Fox-Pitt, Kelton, which is authorised and regulated in the United Kingdom by the FSA, is acting exclusively for Climate Exchange and for no one else in connection with the Acquisition and will not be responsible to anyone other than Climate Exchange for providing the protections afforded to clients of Fox-Pitt, Kelton, nor for providing advice in relation to the Acquisition or any matter referred to herein.

This announcement has been prepared for the purposes of complying with English law, Isle of Man law, the AIM Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws and regulations of any jurisdiction outside the United Kingdom and the Isle of Man.

Bidco reserves the right to elect to effect the Acquisition by means of an Offer.  In such event, such Acquisition will be implemented on and subject to the same terms and conditions to those that would apply to the Scheme, subject to appropriate amendments, including (without limitation) an acceptance condition set at 90 per cent. of the Climate Exchange Shares affected (but capable of waiver in accordance with Rule 10 of the Code) in substitution for the conditions set out in paragraph 1 of Appendix 1 (so far as applicable).  Further, if sufficient acceptances of such Offer are received and/or sufficient Climate Exchange Shares are otherwise acquired, it is the intention of Bidco to apply the provisions of section 154 of the Isle of Man Companies Act to acquire compulsorily any outstanding Climate Exchange Shares affected.

If Bidco elects to effect the Acquisition by means of an Offer, then unless otherwise determined by ICE and permitted by applicable law and regulation, the Offer will not be made, directly or indirectly, in or into, or by the use of the mails of, or by any means or instrumentality (including without limitation, by mail, telephonically or electronically by way of internet or otherwise) of interstate or foreign commerce of, or by any facilities of a national, state or other securities exchange of, Canada, Australia, Japan or any other jurisdiction if to do so would constitute a violation of the relevant laws of such jurisdiction, and the Offer should not be accepted by any other such means, instrumentality or facility from or within Canada, Australia, Japan or any such jurisdiction and doing so may render invalid any purported acceptance of the Offer.  Accordingly, unless otherwise determined by ICE and permitted by applicable law and regulation, copies of any announcement and any other documents related to the Offer will not be sent in or into Canada, Australia, Japan or any such other jurisdiction.  All persons receiving any such announcement (including, without limitation, custodians, nominees and trustees) should observe these restrictions and should not mail or otherwise forward, send or distribute any such announcement in, into or from Canada, Australia, Japan or any other such jurisdiction.

This announcement does not constitute a prospectus or prospectus equivalent document.

Forward-Looking Statements

This announcement contains certain statements that are or may be forward-looking.  These statements typically contain words such as “intends”, “expects”, “anticipates”, “estimates” and words of similar import.  By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future.  There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements.  These factors include, but are not limited to, factors identified elsewhere in this announcement as well as the following possibilities: future revenues are lower than expected; costs or difficulties relating to the integration of the business of ICE and Climate Exchange, or of other future acquisitions, are greater than expected; expected cost savings from the transaction or from other future acquisitions are not fully realised or realised within the expected time frame; competitive pressures in the industry increase; general economic conditions or conditions affecting the relevant industries, whether internationally or in the place ICE and Climate Exchange do business, are less favourable than expected; and/or conditions in the securities market are less favourable than expected.

Disclosure Requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any paper offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any paper offeror is first identified.  An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any paper offeror(s).  An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any paper offeror is first identified.  Relevant persons who deal in the relevant securities of the offeree company or of a paper offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any paper offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any paper offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of: (i) the offeree company; and (ii) any paper offeror, save to the extent that these details have previously been disclosed under Rule 8.  A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a paper offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified.  If you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure, you should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129.

Publication on websites

A copy of this announcement will be available on ICE’s website at www.theice.com by no later than 12 noon London time on 1 May 2010.

A copy of this announcement will be made available on Climate Exchange’s website at www.climateexchangeplc.com by no later than 12 noon London time on 1 May 2010.

Rule 2.10 Disclosure

In accordance with Rule 2.10 of the Code, Climate Exchange confirms that on the date of this announcement it has 47,592,023 shares in issue of £0.01 each.  There are also 516,054 unlisted warrants over Climate Exchange Shares outstanding.  The International Securities Identification Number (“ISIN”) for the Climate Exchange Shares is GB0033551168. The ISIN for the Climate Exchange Share represented by the Climate Exchange American Depositary Receipts (“Climate Exchange ADRs”) is US1871721015. Every 2 Climate Exchange ADRs represent 1 Climate Exchange Share.

Appendix 1

Conditions to the Implementation of the Scheme and the Acquisition
and Further Terms of the Acquisition

The Acquisition will, if it is implemented by way of a scheme of arrangement, be conditional upon the Scheme becoming effective by 31 July 2010 or such later date as ICE and Climate Exchange may, with the consent of the Panel, agree and (if required) the Court may approve.

Conditions to the implementation of the Scheme and the Acquisition

1.	The Scheme will be subject to the following conditions:

(a)
the approval by a majority in number representing not less than three-quarters in value of the holders of the Climate Exchange Shares present and voting either in person or by proxy at the Court Meeting (or any separate class meeting that may be required by the Court) or any adjournment thereof;

	(b)	the resolutions required to approve and implement the Scheme and the Acquisition being duly passed at the Climate Exchange EGM (or any adjournment thereof);

(c)
the sanction of the Scheme by the Court (with or without modification (but subject to any such modification being acceptable to ICE and Climate Exchange)) and an office copy of the Court Order being delivered to the Financial Supervision Commission for registration;

2.
Subject to the provisions of paragraph 3 of this Appendix 1 and the requirements of the Panel in accordance with the Code, the Acquisition will be conditional upon, and accordingly the necessary actions to implement the Acquisition will only be taken on, the satisfaction or, where relevant, waiver of the following conditions:

(a)
insofar as the Acquisition constitutes a relevant merger situation within Part 3 of the Enterprise Act 2002, the Office of Fair Trading indicating in terms reasonably satisfactory to Bidco that it does not intend to refer the proposed acquisition to the Competition Commission for investigation under Part 3 of the Enterprise Act 2002;

(b)
no government or governmental, quasi-governmental, supranational, statutory or regulatory, environmental or investigative body, court, association, institution or agency (including any trade agency) or any other similar body or person (including any professional body) whatsoever in any jurisdiction (each a “Relevant Authority”) having decided to take, institute or threaten any action, proceeding, suit, investigation, enquiry or reference or having enacted, made or proposed and there not continuing to be outstanding any statute, regulation, order or decision or having taken any other step that would or might be reasonably expected to:

(i)
make the Acquisition of, or control of, Climate Exchange by Bidco or any other member of the Wider ICE Group void, unenforceable or illegal or directly or indirectly prohibit or otherwise materially restrict, delay or interfere with the implementation of, or impose material additional conditions or obligations with respect to, or otherwise challenge, the Acquisition of, or control of, Climate Exchange by Bidco or any other member of the Wider ICE Group;

(ii)
require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider ICE Group or by any member of the Wider Climate Exchange Group of all or any part of their respective businesses, assets or property or impose any limitation on their ability to conduct their respective businesses (or any part thereof) or to own any of their respective assets or properties (or any part thereof) in any such case to an extent which is material in the context of the Wider Climate Exchange Group taken as a whole or the Wider ICE Group taken as a whole (as the case may be);

(iii)
impose any material limitation on, or result in a material delay in, the ability of any member of the Wider ICE Group directly or indirectly to acquire or to hold or to exercise effectively any or all rights of ownership in respect of shares, loans, securities convertible into shares or any other securities (or the equivalent) in any member of the Wider Climate Exchange Group or the Wider ICE Group or to exercise management control over any member of the Wider Climate Exchange Group or the Wider ICE Group;

(iv)
require any member of the Wider ICE Group or of the Wider Climate Exchange Group to acquire or offer to acquire any shares or other securities (or the equivalent) in any member of the Wider Climate Exchange Group or any member of the Wider ICE Group owned by any third party (other than in the implementation of the Acquisition);

(v)	require, prevent or materially delay a divestiture by any member of the Wider ICE Group of any shares or other securities (or the equivalent) in any member of the Wider Climate Exchange Group;

(vi)
result in any member of the Wider Climate Exchange Group ceasing to be able to carry on business under any name under which it presently carries on business to an extent which is material in the context of the Wider Climate Exchange Group taken as a whole;

(vii)
impose any material limitation on the ability of any member of the Wider ICE Group or the Wider Climate Exchange Group to integrate or co-ordinate all or any part of its business with all or any material part of the business of any other member of the Wider ICE Group and/or the Wider Climate Exchange Group respectively; or

(viii)
otherwise adversely affect the business, assets, financial or trading position or profits or prospects of any member of the Wider Climate Exchange Group or of the Wider ICE Group to an extent which is material in the context of the Wider Climate Exchange Group taken as a whole or, as the case may be, the Wider ICE Group taken as a whole, and all applicable waiting and other time periods during which any such Relevant Authority could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or any other step under the laws of any jurisdiction in respect of the Acquisition or the proposed acquisition of any Climate Exchange Shares having expired, lapsed or been terminated;

(c)
all necessary filings or applications having been made and all appropriate waiting periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated and all necessary statutory or regulatory obligations in any jurisdiction having been complied with, in each case in connection with the Acquisition or the acquisition by any member of the Wider ICE Group of any shares or other securities in, or control of, Climate Exchange and all authorisations, orders, grants, recognitions, confirmations, licences, consents, clearances, permissions, waiver of pre-emption rights and approvals (except under the shareholders’ agreement relating to Climate Change Products Pty Limited) (“Authorisations”) necessary in any jurisdiction for or in respect of the Acquisition or the proposed acquisition by any member of the Wider ICE Group of any shares or other securities in, or control of, Climate Exchange having been obtained in terms and in a form reasonably satisfactory to Bidco from all appropriate Relevant Authorities or from any appropriate persons or bodies with whom any member of the Wider ICE Group or the Wider Climate Exchange Group has entered into material contractual arrangements and all such Authorisations together with all Authorisations reasonably deemed necessary or appropriate by Bidco to permit or enable any member of the Wider Climate Exchange Group to carry on its business remaining in full force and effect in such case where the absence of such Authorisation would have a material adverse effect on the Wider Climate Exchange Group taken as a whole, and there being no notice or intimation of any intention to revoke, suspend, restrict or modify or not to renew any of the same;

(d)
save as fairly disclosed in the report and accounts of Climate Exchange for the year ended 31 December 2008 or in Climate Exchange’s statement of preliminary results for the year ended 31 December 2009 or as publicly announced by or on behalf of Climate Exchange to a Regulatory Information Service prior to the date of this announcement or as fairly disclosed to ICE by or on behalf of Climate Exchange prior to the date of this announcement, there being no provision of any agreement, arrangement, licence, permit, lease or other instrument to which any member of the Wider Climate Exchange Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or subject which, as a result of the making or implementation of the Acquisition by any member of the Wider ICE Group or the proposed acquisition of any shares or securities in Climate Exchange or because of  a change in the control or management of Climate Exchange or otherwise, would or might reasonably be expected to result in any of the following, in each case to an extent which is material in the context of the Wider Climate Exchange Group taken as a whole:

(i)
any moneys borrowed by or any other indebtedness (actual or contingent) of, or grant available to, any such member of the Wider Climate Exchange Group being or becoming repayable or capable of being declared repayable immediately or earlier than their or its stated maturity date or repayment date or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming withdrawn or inhibited;

	(ii)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member of the Wider Climate Exchange Group;

(iii)
any assets or interests of, or any asset the use of which is enjoyed by, any such member of the Wider Climate Exchange Group being or falling to be disposed of or charged or any right arising under which any such asset or interest could be required to be disposed of or charged or could cease to be available to any member of the Wider Climate Exchange Group, in each case otherwise than in the ordinary course of business;

(iv)
any such agreement, arrangement, licence, permit, lease or other instrument or the rights, liabilities, obligations or interests of any such member thereunder being terminated or adversely modified or affected or any obligation or liability arising or any adverse action being taken or arising thereunder, in each case otherwise than in the ordinary course of business;

(v)
the interest of any such member of the Wider Climate Exchange Group in, or the business of any such member of the Wider Climate Exchange Group with, any person, firm or company (or any agreements or arrangements relating to such interest or business) being terminated or adversely modified or affected;

	(vi)	any such member of the Wider Climate Exchange Group ceasing to be able to carry on business under any name under which it presently does so;

	(vii)	the financial or trading position or prospects of any such member of the Wider Climate Exchange Group being prejudiced or adversely affected;

(viii)
any such agreement, arrangement, licence, permit, lease or other instrument being terminated or adversely modified or any onerous obligation arising or any adverse action being taken or arising thereunder; or

	(ix)	the creation of any liabilities (actual or contingent) by any such member of the Wider Climate Exchange Group;

and no event having occurred which, under any provision of any agreement, arrangement, licence, permit, lease or other instrument to which any member of the Wider Climate Exchange Group is a party or by or to which any such member or any of its assets may be bound or be subject, would or could reasonably be expected to result in any of the events or circumstances as are referred to in sub-paragraphs (i) to (ix) of this paragraph (d);

(e)
save as fairly disclosed in the report and accounts of Climate Exchange for the year ended 31 December 2008 or in Climate Exchange’s statement of preliminary results for the year ended 31 December 2009 or as publicly announced to a Regulatory Information Service by or on behalf of Climate Exchange prior to the date of this announcement or as fairly disclosed to ICE by or on behalf of Climate Exchange prior to the date of this announcement, no member of the Wider Climate Exchange Group having:

(i)
issued or agreed to issue or authorised or proposed the issue of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or to acquire, any such shares, securities or convertible securities (save as between Climate Exchange and any of its direct or indirect wholly-owned subsidiaries or between any such wholly-owned subsidiaries or other than pursuant to the exercise of options granted prior to the date of this announcement under any of the Climate Exchange Share Schemes or pursuant to the exercise of warrants issued under and on the terms of (without amendment) any agreements in existence as of the date of this announcement with market makers for the Climate Exchange Group);

(ii)
other than to another member of the Climate Exchange Group, recommended, declared, paid or made or authorised, proposed or announced its intention to implement any recommendation, declaration, payment or making of any bonus, dividend or other distribution, whether payable in cash or otherwise;

(iii)
save for transactions between Climate Exchange and any of its direct or indirect wholly-owned subsidiaries or between any such wholly-owned subsidiaries, merged with or demerged from any body corporate or acquired or disposed of or transferred, mortgaged or charged, or created any other security interest over, any assets or any right, title or interest in any asset (including shares and trade investments) or authorised, proposed or announced any intention to do so, in each case other than in the ordinary course of business;

(iv)
implemented or authorised, proposed or announced its intention to implement any reconstruction, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business;

(v)
purchased, redeemed or repaid or authorised, proposed or announced its intention to implement any purchase, redemption or repayment of any of its own shares or other securities or reduced or made any other change to any part of its share capital;

(vi)
save for transactions between Climate Exchange and any of its direct or indirect wholly-owned subsidiaries or between any such wholly-owned subsidiaries, made or authorised, proposed or announced an intention to implement any change in its loan capital;

(vii)
issued or authorised, proposed or announced its intention to implement the issue of any debentures or other debt securities or, save in the ordinary course of business, incurred or increased any indebtedness or become subject to any material contingent liability;

(viii)
entered into or varied, authorised or proposed the entry into or variation of or agreed or announced its intention to enter into or vary any contract, transaction, commitment or arrangement (whether in respect of capital expenditure or otherwise) which is outside the ordinary course of business or which is of a long term, onerous or unusual nature or magnitude or which involves or could involve an obligation of such a nature or magnitude;

(ix)
entered into, authorised or proposed the entry into of or agreed or announced its intention to enter into any contract, transaction, commitment or arrangement which is or could be restrictive on the business of any member of the Wider Climate Exchange Group or the Wider ICE Group to an extent material in the context of the Wider ICE Group taken as a whole or, as the case may be, the Wider Climate Exchange Group taken as a whole;

(x)
been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xi)
(other than in respect of a member of the Wider Climate Exchange Group which is dormant and was solvent at the relevant time) taken any corporate action or had any legal proceedings started or threatened against it for its winding-up (voluntary or otherwise), dissolution or reorganisation (or for any analogous proceedings or steps in any jurisdiction) or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer (or for the appointment of any analogous person in any jurisdiction) of all or any of its assets or revenues;

(xii)	waived or compromised any claim where such waiver or compromise is material in the context of the Wider Climate Exchange Group taken as a whole;

(xiii)
entered into or materially amended, authorised or proposed the entry into of or material amendment to or agreed or announced its intention to enter or materially amend the terms of any contract with any director, officer or senior executive of a member of the Wider Climate Exchange Group;

(xiv)
paid, authorised or proposed the payment of or agreed or announced its intention to pay (whether in cash or otherwise) any separation or transaction bonus to any director, officer, senior executive or employee of a member of the Wider Climate Exchange Group, except, with respect to employees, to the extent that the aggregate amount of such payments by all members of the Climate Exchange Group amount to £500,000 or less, plus such further amount as Climate Exchange and Bidco may mutually agree pursuant to the Implementation Agreement;

(xv)	made, authorised, proposed or agreed to any change to:

	(A)	the terms of the trust deeds constituting the pension scheme(s) established by any member of the Wider Climate Exchange Group for its Directors and/or employees and/or their dependants;

	(B)	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

	(C)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined;

(D)
the basis upon which the liabilities (including pensions) of such pension scheme(s) are funded, valued or met (including, without limitation, any changes which relate to or result from any purchase of a bulk annuity or longevity or financial hedging instrument in respect of some or all of those liabilities); or

	(E)	agreed or consented to any change to the trustees or trustee directors (except a simple replacement of a trustee or trustee director who has resigned);

(xvi)
entered into or authorised or proposed the entry into of any material contract, commitment, agreement or arrangement or passed any resolution or made any offer (which remains open for acceptance) with respect to, or agreed or announced any intention to effect, any of the transactions, matters or events referred to in this condition;

(xvii)
proposed, agreed to provide or modified in any material respect the terms of any Climate Exchange Share Scheme or other incentive scheme relating to the employment or termination of the employment of any person employed by the Wider Climate Exchange Group; or

	(xviii)	made any material alteration to its memorandum or articles of association or other incorporation documents;

(f)
save as fairly disclosed in the report and accounts of Climate Exchange for the year ended 31 December 2008 or in Climate Exchange’s preliminary statement of results for the year ended 31 December 2009 or as publicly announced to a Regulatory Information Service by or on behalf of Climate Exchange prior to the date of this announcement or as fairly disclosed to ICE by or on behalf of Climate Exchange prior to the date of this announcement:

(i)
no adverse change having occurred in the business, assets, financial or trading position or profits or prospects of any member of the Wider Climate Exchange Group which is material in the context of the Wider Climate Exchange Group taken as a whole;

(ii)
no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Climate Exchange Group is or may become a party (whether as claimant or defendant or otherwise) and no enquiry or investigation by, or complaint or reference to, any Relevant Authority against or in respect of any member of the Wider Climate Exchange Group having been threatened, announced or instituted or remaining outstanding in respect of any member of the Wider Climate Exchange Group, which in each case could reasonably be expected to have a material adverse affect on the Wider Climate Exchange Group taken as a whole;

(iii)
no contingent or other liability having arisen which would or might reasonably be expected to have a material adverse affect on the business, assets, financial or trading position or profits or prospects of any member of the Wider Climate Exchange Group taken as a whole; and

(iv)
no steps having been taken and no omissions having been made which will or might reasonably be expected to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider Climate Exchange Group, which is necessary for the proper carrying on of its business;

(g)
save as fairly disclosed in the report and accounts of Climate Exchange for the year ended 31 December 2008 or in Climate Exchange’s preliminary statement of results for the year ended 31 December 2009 or as publicly announced to a Regulatory Information Service by or on behalf of Climate Exchange prior to the date of this announcement or as fairly disclosed to ICE by or on behalf of Climate Exchange prior to the date of this announcement, ICE not having discovered:

(i)
that any financial, business or other information concerning the Wider Climate Exchange Group as contained in information publicly disclosed (and not publicly corrected) or disclosed to any member of the Wider ICE Group at any time by or on behalf of any member of the Wider Climate Exchange Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make that information not misleading;

(ii)
that any member of the Wider Climate Exchange Group is subject to any material liability, contingent or otherwise, which is not disclosed in the report and accounts of Climate Exchange for the year ended 31 December 2008 or in Climate Exchange’s preliminary statement of results for the year ended 31 December 2009; or

(iii)	any information which materially and adversely affects the import of any information disclosed to ICE at any time by or on behalf of any member of the Wider Climate Exchange Group,

in each case the information discovered being materially adverse in the context of the Wider Climate Exchange Group.

Further Terms of the Acquisition

3.	Bidco reserves the right to waive all or any of conditions set out in paragraph 2, in whole or in part.

4.
If Bidco is required by the Panel to make an offer for any Climate Exchange Shares under Rule 9 of the Code, Bidco may make such alterations to the above conditions as are necessary to comply with the provisions of that rule.

5.
Bidco reserves the right to elect (with the consent of the Panel (where necessary)) to effect the Acquisition by means of an Offer.  In such event, such Acquisition will be implemented on and subject to the same terms and conditions to those that would apply to the Scheme, subject to appropriate amendments to reflect the change in method of effecting the Acquisition, so far as applicable.  In particular, the conditions set out in paragraph 1 above would not apply.  The Offer would, however, be subject to the following further condition:

“valid acceptances being received (and not, where permitted, withdrawn) by not later than 1.00 pm (London time) on the first closing date of the Offer (or such later time(s) and/or date(s) as Bidco may, subject to the rules of the Code and with the consent of the Panel, decide) in respect of not less than 90 per cent. (or such lower percentage as Bidco may decide): (i) of the Climate Exchange Shares affected; and (ii) of the voting rights attached to those shares, provided that this condition will not be satisfied unless Bidco (together with its wholly-owned subsidiaries) shall have acquired or agreed to acquire (whether pursuant to the Offer or otherwise) Climate Exchange Shares carrying in aggregate more than 50 per cent. of the voting rights normally exercisable at a general meeting of Climate Exchange, including for this purpose (except to the extent otherwise agreed by the Panel) any such voting rights attaching to Climate Exchange Shares that are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances whether pursuant to the exercise of any outstanding subscription or conversion rights or otherwise.  For the purposes of this condition:

	(a)	Climate Exchange Shares which have been unconditionally allotted shall be deemed to carry the voting rights they will carry upon issue; and

	(b)	the expression “Climate Exchange Shares affected” shall be construed in accordance with section 154 of the Isle of Man Companies Act.”

Further, if sufficient acceptances of such Offer are received and/or sufficient Climate Exchange Shares are otherwise acquired, it is the intention of Bidco to apply the provisions of section 154 of the Isle of Man Companies Act to acquire compulsorily any outstanding Climate Exchange Shares affected.

6.	The Acquisition will be subject to the terms and conditions set out in paragraphs 1 and 2 of this Appendix 1 and in the Scheme Document and such further terms as may be required to comply with the AIM Rules, the Code and the Isle of Man Companies Act. The Scheme will be governed by the laws of the Isle of Man.

7.	The offer will lapse and the Scheme will not become effective if, before the Climate Exchange EGM, the Acquisition is referred to the Competition Commission.

Appendix 2

Definitions

“Acquisition”	the acquisition of Climate Exchange by Bidco, through the transfer of the issued share capital of the Company in accordance with the Scheme

“AIM Rules”	the AIM Rules for Companies published by the London Stock Exchange, as amended from time to time

“Australia”	the commonwealth of Australia, its states, territories or possessions

“Bidco”
Aether Ios Limited, a private company with limited liability incorporated in the United Kingdom with registered number 07227809 and with its registered office address at 5th Floor, Milton Gate, 60 Chiswell Street, London, EC1Y 4SA

“Board” or “Directors”	the board of directors of Bidco, ICE or Climate Exchange (as the context requires), in each case, at the date of this document

“Business Day”	a day (other than a Saturday, Sunday or public holiday) on which banks are generally open for business in the City of London

“Canada”	Canada, its possessions and territories and all areas subject to its jurisdiction or any political sub-division thereof

“Climate Exchange”
Climate Exchange plc, a public company limited by shares incorporated in the Isle of Man with registered number 109015C and with its registered office address at IOMA House, Hope Street, Douglas, IM1 1AP

“Climate Exchange EGM”
the extraordinary general meeting of Climate Exchange Shareholders (and any adjournment thereof) convened in connection with the Scheme for the purpose of considering and, if thought fit, approving certain resolutions in relation to the Scheme and the Acquisition, in particular to approve any amendments required to the articles of association of Climate Exchange as a consequence of the Scheme and the Acquisition

“Climate Exchange Group”	Climate Exchange, its subsidiaries and subsidiary undertakings

“Climate Exchange Shares”	ordinary shares of £0.01 each in the capital of Climate Exchange

“Climate Exchange Shareholders”	holders of Climate Exchange Shares

“Climate Exchange Share Schemes”	the Climate Exchange plc 2006 Share Option Plan, the Climate Exchange plc 2007 Option Agreement and the Climate Exchange plc (European Climate Exchange Limited Commutation) Share Option Plan 2006

“Code”	The City Code on Takeovers and Mergers

“Court”	the High Court of Justice of the Isle of Man

“Court Meeting”
the meeting of Climate Exchange Shareholders (or the relevant class or classes thereof), or any adjournment thereof, convened by the order of the Court for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment)

“Court Order”	the order of the Court sanctioning the Scheme under section 152 of the Isle of Man Companies Act

“CREST”	the computerised settlement system to facilitate the transfer of title to shares in uncertificated form in respect of which Euroclear UK & Ireland Limited is the operator

“Dealing Disclosure”
an announcement pursuant to Rule 8 of the Code containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to an offer in whose securities the person disclosing has dealt as well as the person’s positions (if any) in the relevant securities of any other party to the offer

“Effective Date”	the day on which the Scheme becomes effective in accordance with its terms

“Financial Supervision Commission”	the Companies Registry of the Isle of Man Financial Supervision Commission

“FSA”	the UK Financial Services Authority

“ICE”	IntercontinentalExchange, Inc., a Delaware corporation with its principal office address at 2100 RiverEdge Parkway, Suite 500, Atlanta, GA 30328

“ICE Group”	ICE, its subsidiaries and subsidiary undertakings

“Isle of Man Companies Act”	the Isle of Man Companies Act 1931, as amended

“Japan”	Japan, its cities, prefectures, territories and possessions

“J.P. Morgan Cazenove”	J.P. Morgan plc, which conducts its UK investment banking activities as J.P. Morgan Cazenove

“Kinmont”	Kinmont Limited

“London Stock Exchange”	London Stock Exchange plc

“Morgan Stanley”	Morgan Stanley & Co. Incorporated

“Offer”	should Bidco so elect, the offer to be made by Bidco to acquire the entire issued and to be issued share capital of Climate Exchange by means of contractual offer pursuant to the Code

“Opening Position Disclosure”	an announcement pursuant to Rule 8 of the Code containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to an offer

“Panel”	The Panel on Takeovers and Mergers

“Regulatory Information Service”	any of the services set out in schedule 12 of the listing rules of the UK Listing Authority, being the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000

“Scheme”	the proposed scheme of arrangement under section 152 of the Isle of Man Companies Act to effect the Acquisition, the full terms of which will be set out in the Scheme Document

“Scheme Document”
the document to be despatched to (amongst others) Climate Exchange Shareholders, including (amongst other things) the full terms of the Scheme and the particulars required by the Isle of Man Companies Act and containing notices convening the Court Meeting and the Climate Exchange EGM

“Scheme Record Time”	6:00 pm on the Business Day immediately prior to the Effective Date

“UK Companies Act”	the UK Companies Act 2006, as amended

“Wider Climate Exchange Group”
Climate Exchange and its subsidiary undertakings and any other undertaking, body corporate, partnership, joint venture or person in which Climate Exchange and/or such entities (aggregating their interests) has or together have a direct or indirect interest of more than 10 per cent. of the voting or equity share capital or the equivalent

“Wider ICE Group”
ICE and its subsidiary undertakings and any other undertaking, body corporate, partnership, joint venture or person in which ICE and/or such entities (aggregating their interests) has or together have a direct or indirect interest of more than 10 per cent. of the voting or equity share capital or the equivalent.

For the purposes of this announcement, subsidiary, subsidiary undertaking and undertaking have the meanings given to them by the UK Companies Act.

Appendix 3

Sources of Information and Bases of Calculation

In this announcement:

(a)	Financial information relating to ICE has been extracted or derived (without material adjustment) from ICE’s Form 10-K for the fiscal year ended 31 December 2009;

(b)	Financial information relating to Climate Exchange has been extracted or derived (without material adjustment) from published sources or from Climate Exchange’s management sources;

(c)	The value of £395 million attributed to the entire existing issued and to be issued ordinary share capital of Climate Exchange is based on:

(i)	the offer price of 750p in cash for each Climate Exchange Share;

(ii)	47,592,023 Climate Exchange Shares being in issue as at 29 April 2010; and

(iii)
5,018,453 Climate Exchange Shares being subject to options granted under the Climate Exchange Share Schemes and warrants issued pursuant to contractual arrangements entered into by Climate Exchange or its subsidiary undertakings for which Climate Exchange Shares would need to be issued or transferred on or after the date of this announcement in order to satisfy the exercise and vesting of such options and warrants (assuming all such options and warrants which are “in the money” are exercised and vested in accordance with the rules of the Climate Exchange Share Schemes or such contractual arrangements (as applicable));

(d)
Other statements (including the size of shareholdings) made by reference to the existing issued ordinary share capital are based on 47,592,023 Climate Exchange Shares being in issue as at 29 April 2010;

(e)
Unless otherwise stated, all prices quoted for Climate Exchange Shares have been derived from the Daily Official List of the London Stock Exchange and represent closing middle market prices on the relevant date;

(f)	The information with respect to the effect of the transaction on ICE’s earnings is based on Climate Exchange’s published sources and ICE’s management sources;

(g)
Information in relation to the average price per Climate Exchange Share for the one month period ended 29 April 2010 is for the period from 30 March 2010 up to and including 29 April 2010 (only trading days are included in the average); and

(h)
Information in relation to the average price per Climate Exchange Share over the three month period ended 29 April 2010 is for the period from 1 February 2010 up to and including 29 April 2010 (only trading days are included in the average).

Appendix 4

Irrevocable Undertakings

Bidco has procured irrevocable undertakings from Invesco and the Directors of Climate Exchange to vote in favour of the resolutions to be proposed to Climate Exchange Shareholders at the Court Meeting and the Climate Exchange EGM in respect of their own beneficial shareholdings as follows

Name	Shares

Invesco	14,160,996

Dr. Richard Sandor	7,883,614

Neil Eckert	1,084,124

Matthew Whittell	0

Carole L. Brookins	16,252

Klaus Gierstner	37,000

Sir Laurie Magnus	4,093

Sir Brian Williamson	1,500

Philip Scales	0

The irrevocable undertaking from Invesco will cease to be binding upon the earlier to occur of the following:

(a)	in the event of a higher competing offer for Climate Exchange being announced; and

(b)	if the Scheme does not become effective by 31 July 2010.

The irrevocable undertakings from the Directors of Climate Exchange will cease to be binding upon the earliest to occur of the following:

(a)
if the Scheme Document is not posted within 28 days of this announcement in relation to the Scheme or if a formal document containing an Offer is not posted within 28 days of an announcement under Rule 2.5 of the Code in relation to that Offer (or, in either case, such longer period as may be agreed with the Panel);

(b)	if the Scheme becomes effective or an Offer becomes or is declared unconditional in all respects;

(c)
if an Offer is not announced pursuant to Rule 2.5 of the Code within ten Business Days of the date on which the Scheme fails to become effective or any condition to which the Scheme is subject becomes incapable of satisfaction and, if applicable, is not waived;

(d)	if an Offer lapses or is withdrawn without becoming or being declared unconditional in all respects; and

(e)	31 July 2010.